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                                                                  EXHIBIT 10.18

                                      2402
          PREPARED BY THE STATE BAR OF TEXAS FOR USE BY LAWYERS ONLY.
                              REVISED 10/85; 12/87

                                 DEED OF TRUST

Date:           April   , 1997

Grantor:        James A. Cannavino

Grantor's Mailing Address (including county):        12377 Merit Drive
                                                     Suite 1100
                                                     Dallas, Texas 75251

Trustee:                                             Peter Altabef

Trustee's Mailing Address (including county):        12377 Merit Drive
                                                     Suite 1100
                                                     Dallas, Texas 75251

Beneficiary:                                         Perot Systems Corporation

Beneficiary's Mailing Address (including county):    12377 Merit Drive
                                                     Suite 1100
                                                     Dallas, Texas 75251


Note(s)
        Date:                                        April  , 1997

        Amount:                                      $1,000,000.00

        Maker:                                       James A. Cannavino

        Payee:                                       Perot Systems Corporation

        Final Maturity Date:

        Terms of Payment (optional):


Property (including any improvements):

Being Lot 22A and Lot 21A, in Block 15/6378, of A Replat of Lots 21 and 22, Block 15/6378 of THE ESTATES, an Addition to the City of Dallas, Texas, according to the Revised Map thereof recorded in volume 94153, Page 4248, Map Records of Dallas County, Texas. SAVE AND EXCEPT that certain 0.1151 acres conveyed to B. R. McMahon in deed recorded in Volume 96011, Page 477, Deed Records of Dallas County, Texas.

Prior Lien(s) (including recording information):
None
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Other Exceptions to Conveyance and Warranty:

See Exhibit B attached hereto and made a part hereof.




        For value received and to secure payment of the note, Grantor conveys the property to Trustee in trust. Grantor warrants and agrees to defend the title to the property. If Grantor performs all the covenants and pays the note according to its terms, this deed of trust shall have no further effect, and Beneficiary shall release it at Grantor's expense.

GRANTOR'S OBLIGATIONS
        Grantor agrees to:
                1.  keep the property in good repair and condition;
                2.  pay all taxes and assessments on the property when due;
                3. preserve the lien's priority as it is established in this deed of trust;
                4. maintain, in a form acceptable to Beneficiary, an insurance policy that:
                    a. covers all improvements for their full insurable value
                       as determined when the policy is issued and renewed, unless Beneficiary approves a smaller amount in writing;
                    b. contains an 80% coinsurance clause;
                    c. provides fire and extended coverage, including
                       windstorm coverage;
                    d. protects Beneficiary with a standard mortgage clause;
                    e. provides flood insurance at any time the property is in a flood hazard area; and
                    f. contains such other coverage as Beneficiary may reasonably require;
                5. comply at all times with the requirements of the 80% coinsurance clause;
                6. deliver the insurance policy to Beneficiary and deliver renewals to Beneficiary at least ten days before expiration;
                7. keep any buildings occupied as required by the insurance policy; and
                8. if this is not a first lien, pay all prior lien notes that Grantor is personally liable to pay and abide by all prior lien instruments.


BENEFICIARY'S RIGHTS
                1. Beneficiary may appoint in writing a substitute or successor trustee, succeeding to all rights and responsibilities of Trustee.
                2. If the proceeds of the note are used to pay any debt secured by prior liens, Beneficiary is subrogated to all of the rights and liens of the holders of any debt so paid.
                3. Beneficiary may apply any proceeds received under the insurance policy either to reduce the note or to repair or replace damaged or destroyed improvements covered by the policy.
                4. If Grantor fails to perform any of Grantor's obligations, Beneficiary may perform those obligations and be reimbursed by Grantor on demand at the place where the note is payable for any sums so paid, including attorney's fees, plus interest on those sums from the dates of payment at the rate stated in the note for matured, unpaid amounts. The sum to be reimbursed shall be secured by this deed of trust.
                5. If Grantor defaults on the note or fails to perform any of Grantor's obligations or if default occurs on a prior lien note or other instrument, and the default continues after Beneficiary gives Grantor notice of the default and the time within which it must be cured, as may be required by law or by written agreement, then Beneficiary may:
                    a. declare the unpaid principal balance and earned interest on the note immediately due;
                    b. request Trustee to foreclose this lien, in which case Beneficiary or Beneficiary's agent shall give notice of the foreclosure sale as provided by the Texas Property Code as then amended; and
                    c. purchase the property at any foreclosure sale by offering the highest bid and then have the bid credited on the note.


TRUSTEE'S DUTIES
        If requested by Beneficiary to foreclose this lien, Trustee shall:
                1. either personally or by agent give notice of the foreclosure sale as required by the Texas Property Code as then amended;
                2. sell and convey all or part of the property to the highest bidder for cash with a general warranty binding Grantor, subject to prior liens and to other exceptions to conveyance and warranty; and
                3.  from the proceeds of the sale, pay, in this order:
                    a. expenses of foreclosure, including a commission to Trustee of 5% of the bid;
                    b.  to Beneficiary, the full amount of principal, interest, attorney's fees, and other charges due and unpaid;
                    c.  any amounts required by law to be paid before payment to
                        Grantor; and
                    d.  to Grantor, any balance.
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GENERAL PROVISIONS
        1. If any of the property is sold under this deed of trust, Grantor shall immediately surrender possession to the purchaser. If Grantor fails to do so, Grantor shall become a tenant at sufferance of the purchaser, subject to an action for forcible detainer.
        2. Recitals in any Trustee's deed conveying the property will be presumed to be true.
        3. Proceeding under this deed of trust, filing suit for foreclosure, or pursuing any other remedy will not constitute an election of remedies.
        4. This lien shall remain superior to liens later created even if the time of payment of all or part of the note is extended or part of the property is released.
        5. If any portion of the note cannot be lawfully secured by this deed of trust, payments shall be applied first to discharge that portion.
        6. Grantor assigns to Beneficiary all sums payable to or received by Grantor from condemnation of all or part of the property, from private sale in lieu of condemnation and from damages caused by public works or construction on or near the property. After deducting any expenses incurred, including attorney's fees, Beneficiary may release any remaining sums to Grantor or apply such sums to reduce the note. Beneficiary shall not be liable for failure to collect or to exercise diligence in collecting any such sums.
        7. Grantor assigns to Beneficiary absolutely, not only as collateral, all present and future rent and other income and receipts from the property. Leases are not assigned. Grantor warrants the validity and enforceability of the assignment. Grantor may as Beneficiary's licensee collect rent and other income and receipts as long as Grantor is not in default under the note or this deed of trust. Grantor will apply all rent and other income and receipts to payment of the note and performance of this deed of trust, but if the rent and other income and receipts exceed the amount due under the note and deed of trust, Grantor may retain the excess. If Grantor defaults in payment of the note or performance of this deed of trust. Beneficiary may terminate Grantor's license to collect and then as Grantor's agent may rent the property if it is vacant and collect all rent and other income and receipts. Beneficiary neither has nor assumes any obligations as lessor or landlord with respect to any occupant of the property. Beneficiary may exercise Beneficiary's rights and remedies under this paragraph without taking possession of the property. Beneficiary shall apply all rent and other income and receipts collected under this paragraph first to expenses incurred in exercising Beneficiary's rights and remedies and then to Grantor's obligations under the note and this deed of trust in the order determined by Beneficiary. Beneficiary is not required to act under this paragraph, and acting under this paragraph does not waive any of Beneficiary's other rights or remedies. If Grantor becomes a voluntary or involuntary bankrupt, Beneficiary's filing a proof of claim in bankruptcy will be tantamount to the appointment of a receiver under Texas law.
        8. Interest on the debt secured by this deed of trust shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded. This provision overrides other provisions in this and all other instruments concerning the debt.
        9. When the context requires, singular nouns and pronouns include the plural.
       10.  The term note includes all sums secured by this deed of trust.
       11. This deed of trust shall bind, inure to the benefit of, and be exercised by successors in interest of all parties.
       12. If Grantor and Maker are not the same person, the term Grantor shall include Maker.
       13. Grantor represents that this deed of trust and the note are given for the following purposes:


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                                                  /s/ JAMES A. CANNAVINO
                                                  -----------------------------
                                                  James A. Cannavino




                                (Acknowledgment)


STATE OF TEXAS
COUNTY OF DALLAS


     This instrument was acknowledged before me on the 14th day of April, 1997 by James A. Cannavino.


                    CELESTE F. HAMID              /s/ CELESTE F. HAMID
                Notary Public State of Texas   ------------------------------
                   My Commission Expires        Notary Public, State of Texas
[NOTARY STAMP]     APRIL 15, 2000               Notary's name (printed):

                                                Notary's commission expires:

                           (Corporate Acknowledgment)


STATE OF TEXAS
COUNTY OF


     This instrument was acknowledged before me on the    day of          ,19  .
by
of
a                   corporation, on behalf of said corporation.



                                                 ------------------------------
                                                 Notary Public, State of Texas
                                                 Notary's name (printed):

                                                 Notary's commission expires:




AFTER RECORDING RETURN TO:                     PREPARED IN THE LAW OFFICE OF:
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                                  Exhibit B

Subject to the following:

1. Restrictive covenants recorded in Volume 91065, Page 1421, Deed Records of Dallas County, Texas. And amended in Volume 92184, Page 5886; Volume 92184, Page 5894; Volume 92248, Page 3119; Volume 93005, Page 2307; Volume
    94004, Page 2273; Volume 94006, Page 6440; Volume 95226, Page 247; Volume
    96123, Page 4747; Volume 96160, Page 3429; Volume 96152, Page 4159 and
    Volume 96242, Page 4918, all Deed Records of Dallas County, Texas. Any covenant, condition or restriction indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, or national origin to the extent such covenants, conditions or restrictions violate 42 USC 3604(c), is deleted.

2. Restrictive covenants described in instrument recorded in Volume 94153, Page 4248, Map Records of Dallas County, Texas. Any covenant, condition or restriction indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, or national origin to the extent such covenants, conditions or restrictions violate 42 USC 3604(c), is deleted.

3. Terms, conditions, easements and liens contained in instrument recorded in Volume 91065, Page 1421, Deed Records of Dallas County, Texas. And any and all amendments thereto. Assessment liens are subordinate to purchase money liens.

4. 15' sanitary sewer easement in the Southeast corner of lot shown on the plat recorded in Volume 94153, Page 4248, Map Records of Dallas County, Texas. (adjacent to drainage easement) (Affects Lot 22A)

5. Wall maintenance & landscape easement across Northwest corner and North line of lot shown on the plat recorded in Volume 94153, Page 4248, Map Records of Dallas County, Texas. (Affects Lot 22A)

6. 18' drainage easement across East line of lot shown on the plat recorded in Volume 94153, Page 4248, Map Records of Dallas County, Texas. (Affects Lots 22A & 21A)

7. 5' ROW to City of Dallas across North line of lot shown on the plat recorded in Volume 94153, Page 4248, Map Records of Dallas County, Texas. (Affects Lot 22A)

8. 8' water line easement across North line of lot shown on the plat recorded in Volume 94153, Page 4248, Map Records of Dallas County, Texas. (Affects Lot 22A)

9. Terms and conditions contained in instrument recorded in Volume 95109, Page 6177, Deed Records of Dallas County, Texas.

10. 15' sanitary sewer easement across East line (adjacent to drainage easement) of lot shown on the plat recorded in Volume 94153, Page 4248, Map Records of Dallas County, Texas. (Affects Lot 21A)

11. Rights of parties in possession.

12. Consequences, if any, arising from non-compliance with Section 5.11 of the Declaration recorded in Volume 91065, Page 1421, Deed Records of Dallas County, Texas.